EXHIBIT 10.9
INDEMNIFICATION AGREEMENT
This Indemnification Agreement is dated July 2, 2010 (this “Agreement”) and is between United America Indemnity, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Indemnitor”) and wholly owned subsidiary of Global Indemnity plc, an Irish public limited Company (the “Company”), and [Name of director/secretary/officer], a [director][officer][secretary] of the Company, (“Indemnitee”).
Background
The Company believes that in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers and secretary, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.
The Indemnitee has previously served as a [director][secretary][officer] for the Indemnitor, which, upon the effectiveness of the scheme of arrangement of the Indemnitor under section 86 of the Companies Law (2009 Revision) of the Cayman Islands (as amended, the “Companies Law”), has become a wholly owned subsidiary of the Company.
The Company and the Indemnitor desire and have requested the Indemnitee to serve as a [director] [officer] [secretary] of the Company and, in order to induce the Indemnitee to serve as a [director] [officer] [secretary] of the Company, the Indemnitor is willing to grant the Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve on the basis that such indemnification be provided.
The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.
In consideration of Indemnitee’s service to the Company and the Indemnitor and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1. Indemnification.
To the fullest extent permitted by the Companies Law:
(a) The Indemnitor shall indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, secretary, officer, employee or agent of the Company, or while serving as a director, secretary or officer, employee or agent of the Company or the Indemnitor, is or was serving or has agreed to serve at the request of the Company and/or Indemnitor as a director, secretary, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity.

(b) The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals.
Section 2. Advance Payment of Expenses. To the fullest extent permitted by the Companies Law, expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e), shall be paid by the Indemnitor in advance of the final disposition of such action, suit or proceeding as soon as reasonably practicable, but in no event later than 30 days after receipt by the Indemnitor of a statement or statements from Indemnitee requesting such advance or advances from time to time. Advances shall be unsecured and without interest and made without regard to Indemnitee’s ability to repay such advances. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Indemnitor in respect thereof. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.
Section 3. Procedure for Indemnification; Notification and Defense of Claim.
(a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Indemnitor hereunder, notify the Indemnitor in writing of the commencement thereof. The failure to promptly notify the Indemnitor of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Indemnitor from any liability that it may have to Indemnitee hereunder, except to the extent the Indemnitor is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. To obtain indemnification under this Agreement, Indemnitee shall submit to the Indemnitor a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Indemnitor to determine whether and to what extent Indemnitee is entitled to indemnification, provided, however, that under no circumstances shall documentation be required to be provided that, prepared in connection with legal services, contain references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law.
(b) With respect to any action, suit or proceeding of which the Indemnitor is so notified as provided in this Agreement, the Indemnitor shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Indemnitor, the Indemnitor will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Indemnitor. Notwithstanding Indemnitor’s assumption of the defense of any such action, suit or proceeding, the Indemnitor shall be obligated to pay the fees and expenses of Indemnitee’s separately engaged counsel to the extent (i) the employment of counsel by Indemnitee is authorized by the Indemnitor, (ii) counsel for the Indemnitor or Indemnitee shall have reasonably concluded that there is a conflict of interest or position between the Indemnitor and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the action, suit or proceeding despite the Indemnitor’s assumption of the defense, (iv) the Indemnitor is not financially or legally able to perform its indemnification obligations or (v) the Indemnitor shall not have retained, or shall not continue to retain, such counsel to defend such action, suit or proceeding. Regardless of any provision in this Agreement, the Indemnitee shall have the right to employ counsel in any suit, action or proceeding at Indemnitee’s personal expense. In addition, the Indemnitor will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Indemnitor.

(c) To the fullest extent permitted by the Companies Law, the Indemnitor’s assumption of the defense of an action, suit or proceeding in accordance with paragraph (b) above will constitute an irrevocable acknowledgement by the Indemnitor that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Indemnitor under Section 1 of this Agreement.
(d) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Indemnitor’s receipt of a request for indemnification in accordance with Section 3(a). If the Indemnitor determines that Indemnitee is entitled to such indemnification or, as contemplated by paragraph (c) above, the Indemnitor has acknowledged such entitlement, the Indemnitor will make payment to Indemnitee of the indemnifiable amount within such 30 day period. If the Indemnitor is not deemed to have so acknowledged such entitlement or the Indemnitor’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the Companies Law.
(e) In the event that (i) the Indemnitor determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Indemnitor denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Indemnitor or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advancement of expenses. Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Indemnitor to the fullest extent permitted by the Companies Law.
(f) Upon written request by Indemnitee for indemnification pursuant to Section 3(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case (i) if a Change in Control of the Company shall have occurred, by Independent Counsel in a written opinion to the Indemnitor’s board of directors, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control of the Company shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Indemnitor’s board of directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Indemnitor’s board of directors, or (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Indemnitor’s board of directors, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made as soon as practicable, but in no event later than thirty (30) days after such determination. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Indemnitor, to the extent permitted by applicable law.

(g) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(f), the Independent Counsel shall be selected as provided in this Section 3(g). If a Change in Control of the Company shall not have occurred, the Independent Counsel shall be selected by the Indemnitor’s board of directors, and the Indemnitor shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control of the Company shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Indemnitor’s board of directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Indemnitor advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Indemnitor, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Indemnitor or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 3(a) hereof and (ii) the final disposition of the action, suit or proceeding, the parties have not agreed upon an Independent Counsel, either the Indemnitor or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitor or Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 3(f) hereof. Upon the due commencement of any judicial proceeding pursuant to Section 3(e) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Indemnitor agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(h) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be. The Indemnitor shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Indemnitor overcomes such presumption by clear and convincing evidence.

(i) To the fullest extent not prohibited by law, the Company and the Indemnitor shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 3 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company and the Indemnitor are bound by all the provisions of this Agreement.
(j) The termination of any action, suit or proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee acted in a manner that was knowingly fraudulent or was the result of willful misconduct.
Section 4. Insurance and Subrogation.
(a) The Company shall use all reasonable efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, secretary, officer, employee or agent of the Company or the Indemnitor, or while serving as a director or officer of the Company or the Indemnitor, is or was serving or has agreed to serve at the request of the Company or Indemnitor as a director, secretary, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Indemnitor would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided in either case to any other director, secretary, officer, employee or agent of the Company or the Indemnitor. If the Company has such insurance in effect at the time the Indemnitor receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Indemnitor shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Indemnitor shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.
(b) In the event of any payment by the Indemnitor under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitor to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Indemnitor shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
(c) Subject to Section 9(b), the Indemnitor shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and ERISA excise taxes or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.
(b) The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director, secretary, officer, employee or agent of the Company or the Indemnitor, or while serving as a director or officer of the Company or Indemnitor, is or was serving or has agreed to serve at the request of the Company or Indemnitor as a director, secretary, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.
(c) The term “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i) Acquisition of Stock by Third Party. Any Person (as defined below), other than Fox Paine or any Affiliate of Fox Paine (as defined below) or any underwriters or initial purchasers in connection with a bona fide offering of the Company’s securities, is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, other than by a transfer by an existing shareholder to an Affiliate of an existing shareholder;
(ii) Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company’s board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 5(c)(i), 5(c)(iii), and 5(c)(iv)) whose election by the board of directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company’s board of directors;
(iii) Corporate Transactions. The effective date of a merger, takeover or consolidation of the Company with any other entity, other than a merger, takeover or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
(iv) Liquidation. The approval by the shareholders of the Company of the winding up or a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
(v) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 5(c), the following terms shall have the following meanings:
“Affiliate” shall mean any Person, that directly or indirectly through one or more intermediaries, controls or is under common control with another Person.
“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the shareholders of the Company approving a merger of the Company with another entity or (ii) the Company’s board of directors approving a sale of securities by the Company to such Person.
“Fox Paine” shall mean Fox Paine & Company, LLC, a Delaware limited liability company, and its successors and assigns.
“Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that “Person” shall exclude (i) the Company, (ii) the Indemnitor, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Indemnitor, and (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(d) The term “Disinterested Director” shall mean a director of the Indemnitor who is not and was not a party to the action, suit or proceeding in respect of which indemnification is sought by the Indemnitee.
(e) The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Indemnitor or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.
(f) The term “Independent Counsel” shall mean (a) a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and such law firm, or if a partner or member of a law firm, the law firm for which such partner or member is a partner or member, neither presently is, nor in the past five years has been retained to represent (i) the Company, the Indemnitor, the Indemnitee or any beneficial owner of securities of the Company representing fifteen percent (15%) or more of the consolidated voting power of the Company’s then outstanding securities (such beneficial owner an “Interested Stockholder”) in any matter material to any such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder or (b) a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and has been selected by the Indemnitee, as approved by each of the Company and the Indemnitor (which approval shall not be unreasonably withheld or delayed), to act as Independent Counsel pursuant to this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Company, the Indemnitor, the Indemnitee or any Interested Stockholder in an action to determine the Indemnitee’s rights under this Agreement unless each of the Company, the Indemnitor and the Indemnitee waive such conflict of interest in writing.

(g) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).
Section 6. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Indemnitor shall not be obligated pursuant to this Agreement:
(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof), however denominated, initiated by Indemnitee, other than (i) an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 6(b) of this Agreement); (ii) an action, suit or proceeding (or part thereof) that was authorized or consented to by the Board of Directors of the Indemnitor, it being understood and agreed that such authorization or consent shall not be unreasonably withheld in connection with any compulsory counterclaim brought by Indemnitee in response to an action, suit or proceeding otherwise indemnifiable under this agreement; (iii) indemnification provided by the Indemnitor pursuant to the powers vested in the Indemnitor under applicable law; or (iv) as otherwise required by applicable law.
(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the Companies Law), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 6(b) is intended to limit the Indemnitor’s obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 2 hereof.
(c) Section 16(b) Matters. To indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.
(d) Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute willful misconduct.
(e) Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.

Section 7. Certain Settlement Provisions. The Indemnitor shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Indemnitor’s prior written consent. The Indemnitor and the Company shall not, without the prior written consent of the Indemnitee, settle any action, suit or proceeding for which the Indemnitee would be entitled to indemnification under this Agreement, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding. Neither the Indemnitor, the Company nor Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.
Section 8. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Indemnitor shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in, whether as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, secretary, officer, employee or agent of the Company or the Indemnitor, or while serving as a director or officer of the Company or the Indemnitor, is or was serving or has agreed to serve at the request of the Company or the Indemnitor as a director, secretary, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by the Companies Law.
Section 9. Contribution/Jointly Indemnifiable Claims.
(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is unavailable to Indemnitee in whole or in part, whether held by a court of competent jurisdiction or otherwise, to be unavailable , it is agreed that, in such event, the Indemnitor shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances of such action, suit or proceeding in order to reflect (i) the relative benefits received by the Indemnitor and Indemnitee as a result of the events and transactions giving rise to such action, suit or proceeding; and (ii) the relative fault of Indemnitee and the Indemnitor (and its other directors, officers, employees and agents) in connection with such events and transactions; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c), 6 or 7 hereof.
(b) Given that certain jointly indemnifiable claims may arise due to the service of the Indemnitee as a director, secretary, officer, employee or agent of the Indemnitor or Company at the request of the Indemnitee-related entities, the Indemnitor acknowledges and agrees that the Indemnitor shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-related entities. Under no circumstance shall the Indemnitor be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Indemnitor hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Indemnitor, whether pursuant to this agreement, the memorandum and articles of association of the Indemnitor or otherwise, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. The Indemnitor and Indemnitee agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 9(b), entitled to enforce this Section 9(b) as though each such Indemnitee-related entity were a party to this Agreement. For purposes of this Section 9(b), the following terms shall have the following meanings:
(i) The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, the Indemnitor or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, for which Indemnitee has agreed, on behalf of the Company or the Indemnitor or at the Company’s or the Indemnitor’s request, to serve as a director, secretary, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Indemnitor may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).
(ii) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Indemnitor pursuant to the Companies Law, any agreement or the memorandum and articles of association, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the Indemnitee-related entities, as applicable.
Section 10. Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Company shall be directed to:
Global Indemnity plc
Arthur Cox Building, Earlsfort Terrace
Dublin 2
Ireland
Attention: Larry A. Frakes
Phone: + 353 1618 0517
Facsimile: +353 1616 3901
Email: info @uai.ky
Notice to the Indemnitor shall be directed to:
United America Indemnity, Ltd.
Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9005
Attention: Larry A. Frakes
Phone: (610) 664-1500
Facsimile: (345) 949-7886
Email: info @uai.ky

Notice to Indemnitee shall be directed to:
[XXXXXX]
[Address]
Phone: [(XXX)-XXX-XXXX]
Email: [XXX@XXX.com],
Facsimile: [(XXX)-XXX-XXXX].
Section 11. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the Company’s memorandum and articles of association, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the Company’s memorandum and articles of association or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the memorandum and articles of association of the Indemnitor and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
Section 12. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director of the Company or the Indemnitor or in the employ of the Company or the Indemnitor. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he or she may have ceased to be a director, secretary, officer, employee or agent of the Company or the Indemnitor.
Section 13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by the Companies Law.
Section 14. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 15. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her service as a director, secretary, officer, employee or agent of Company or Indemnitor, or while serving as a director or officer of the Company or Indemnitor, is or was serving or has agreed to serve at the request of the Company and/or Indemnitor as a director, secretary, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Indemnitor without Indemnitee’s prior written consent.
Section 16. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Indemnitor shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of such Indemnitor, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Indemnitor would be required to perform if no such succession had taken place.
Section 17. Service of Process and Venue. The Indemnitor, the Indemnitee and the Company hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Grand Court of the Cayman Islands (the “Cayman Court”), (b) consent to submit to the jurisdiction of the Cayman Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoints to the extent such party is not otherwise subject to service of process in Walkers Corporate Services Limited, Cayman Islands, irrevocably FAO Neydis Taveras, Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9005, Cayman Islands as its agent in the Cayman Islands as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the Cayman Islands, (d) waive any objection to the laying of venue of any such action or proceeding in the Cayman Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Cayman Court has been brought in an improper or inconvenient forum.
Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any country other than Cayman Islands govern indemnification by the Indemnitor of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 19. Duration. This Agreement shall continue until and terminate upon the later of (a) six years after the date that Indemnitee shall have ceased to serve as a director, secretary, officer, employee or agent of the Company or the Indemnitor, or while serving as a director, secretary, officer, employee or agent of the Company or the Indemnitor, is or was serving or has agreed to serve at the request of the Company and/or Indemnitor as a director, secretary, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, as applicable; or (b) one year after the final termination of any action, suit or proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 3(e) of this Agreement relating thereto.
Section 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.
Section 21. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

This Indemnification Agreement has been duly executed and delivered to be effective the date stated above.

UNITED AMERICA INDEMNITY, LTD.

By:
Name:
Title:

INDEMNITEE:

Name: